Exhibit 3.9

DUPLICATE FOR THE FILE

No. 95413

Certificate of Incorporation

I Hereby Certify

that C.B.T. SYSTEMS LIMITED is this day Incorporated under the Companies Acts 1963 to 1982 and that the Company is Limited.

Given under my hand at Dublin, this Twenty-seventh day of June.

One Thousand Nine Hundred and Eighty-three

Fees and Deed Stamps £ 30.00

Stamp Duty on Capital £ 1.00

Registrar of Companies.

Certificate received by

Date 28/6/83

(CERTIFICATE No. 1)

DUPLICATE FOR THE FILE

Number 95413

Certificate of Incorporation

on change of name

I hereby certify that

CBT SYSTEMS LIMITED

having, by a Special Resolution of the Company, and with the approval of the Minister for Enterprise, Trade and Employment, changed its name, is now incorporated as a limited company under the name

SMARTFORCE IRELAND LIMITED

and I have entered such name on the Register accordingly.

Given under my hand at Dublin, this Tuesday, the 19th day of October, 1999

/s/ M. Reilly
for Registrar of Companies

Certificate handed to/posted to*:     Messers Binchys Solicitors

                               40 Lower Baggot Street

                               Dublin 2

Signed:	Date:	19/10/1999

*	Delete as appropriate

3419851/1

DUPLICATE FOR THE FILE

Number 95413

Certificate of Incorporation

on change of name

I hereby certify that

SMARTFORCE IRELAND LIMITED

having, by a Special Resolution of the Company, and with the approval of the Minister for Enterprise, Trade and Employment, changed its name, is now incorporated as a limited company under the name

SKILLSOFT IRELAND LIMITED

and I have entered such name on the Register accordingly.

Given under my hand at Dublin, this Thursday, the 3rd day of April, 2003 for Registrar of Companies

Certificate handed to/posted to*:     Messrs Binchys Solicitors

                               40 Lower Baggot Street

                               Dublin 2

Signed:	Date:	30/04/03

*	Delete as appropriate